AMENDMENT NO. 5 to

                          MARGIN LOAN CREDIT AGREEMENT

      THIS AMENDMENT NO. 5 (this "Amendment"), dated as of June 30, 1998 is entered into between Trace International Holdings, Inc. (the "Borrower" or the "Company") and The Bank of Nova Scotia (including its successors and assigns, the "Lender").

                              W I T N E S S E T H:
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      WHEREAS, pursuant to the Margin Loan Credit Agreement dated as of August 15, 1997 (as amended, amended and restated, supplemented or modified from time to time, the "Credit Agreement"), entered into between the Borrower and the Lender, the Lender extended Commitments to make Loans to the Borrower; and

      WHEREAS, the Borrower has requested, and the Lender has agreed to, an amendment to the Credit Agreement;

      NOW THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      SECTION 1.1. Use of Defined Terms; Rules of Usage. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in the Credit Agreement shall, when capitalized, have such meanings when used in this Amendment.

                                   ARTICLE II

                                    AMENDMENT

      SECTION 2.1. Amendment to Article IX to the Credit Agreement (Negative Covenants).

      (a) Section 9.2 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

            "9.2. Investments. The Borrower shall not make any Investment in any Investment Entity or any Subsidiary thereof other than (i) any Investment existing on the Closing Date (as defined in the Other Credit Agreement), (ii) 110,000 shares of Foamex International, Inc. common stock described in the proviso to the definition of "Restricted Management Payment", (iii) as required by Section 4(c) of the TIHI CHF Guaranty, (iv) the New Investments, (v) Permitted Vendor Guarantees and (vi) Investments in CHF made with proceeds of the Term D Loan. The Borrower shall not and shall not permit any Subsidiary to sell, transfer or otherwise dispose of (i) any Equity Interest in Trace Foam Sub or any of its assets or (ii) any Subject Asset to another Subsidiary of the Borrower unless, in the case of this clause (ii), (x) such transferee Subsidiary is a direct, wholly-owned Subsidiary of the Borrower and (y) the Borrower shall have given prior written notice of such transaction to the Lender."

                                   ARTICLE III

                                  EFFECTIVENESS

      This Amendment shall become effective, as of the date hereof, subject to the execution and delivery of this Amendment by the Borrower and the Lender.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

      In order to induce the Lender to enter into this Amendment, the Borrower hereby reaffirms, as of the date hereof, the representations and warranties contained in Article VI of the Credit Agreement; provided, however, that this representation shall be deemed to be qualified by the Schedules to the Other Credit Agreement.

                                    ARTICLE V

                            MISCELLANEOUS PROVISIONS

      SECTION 5.1. Ratification of and References to the Credit Agreement. This Amendment shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as amended hereby, is hereby ratified, approved and confirmed in each and every respect. All references to the Credit Agreement in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Credit Agreement as amended hereby.

      SECTION 5.2. Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.

      SECTION 5.3. Execution in Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

      SECTION 5.4. Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                           TRACE INTERNATIONAL HOLDINGS, INC.

                                           By /s/ Philip N. Smith, Jr.
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                                              Name:  Philip N. Smith, Jr.
                                              Title: Senior Vice President

                                           THE BANK OF NOVA SCOTIA,

                                           By /s/ Brian Allen
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                                              Name:  Brian Allen
                                              Title: Senior Relationship Manager